As filed with the Securities and Exchange Commission on May 9, 2017 Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

(Full Title of the Plan)

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel

M.D.C. Holdings, Inc.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Garth B. Jensen, Esq.

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, CO 80202

(303) 297-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000 shares	$30.77	$61,540,000	$7,133

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	The offering price of $30.77 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on May 8, 2017, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the initial registration statement pertaining to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 on May 10, 2011 (File No. 333-147110), together with the subsequent registration of additional shares filed with the Commission on Form S-8 on May 3, 2013 (File No. 333-188311) and further registration of additional shares filed with the Commission on Form S-8 on May 5, 2015 (File No. 333-203863), are all incorporated by reference into this Registration Statement.

Item 3. Incorporation of Documents by Reference

The following documents filed by M.D.C. Holdings, Inc. (the “Company”) with the Commission are incorporated by reference into this Registration Statement:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 1, 2017;

b.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 9, 2017;

c.	The Company’s Current Reports on Form 8-K filed on February 3, 2017 and April 25, 2017; and

d.

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on July 12, 2004 (File No. 333-117319), as amended by Forms S-3/A filed with the Commission on August 18, 2004, September 1, 2004 and September 7, 2004.

All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Item 8. Exhibits

Exhibit No.	Description
4.1

Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended.(1)

4.2	Bylaws of the Company.(2)
4.3	Amendment to the Bylaws of the Company effective as of March 20, 1987.(3)
5.1	Opinion of Joseph H. Fretz, Esq.*
10.1	M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.(4)
10.2	First Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.(5)
10.3	Second Amendment to M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (6)
10.4	Third Amendment to M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (7)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Joseph H. Fretz, Esq. (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page).*

*	Filed herewith.
(1)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2006.
(2)	Incorporated herein by reference from Exhibit 3.2(b) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(3)	Incorporated herein by reference from Exhibit 3.2(a) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(4)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 29, 2011.
(5)	Incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 19, 2013.
(6)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 24, 2015.
(7)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 9th day of May, 2017.

M.D.C. HOLDINGS, INC.

By:     /s/ Michael Touff

Michael Touff

Senior Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Larry A. Mizel, Robert N. Martin, Michael Touff and Joseph H. Fretz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry A. Mizel	Chairman of the Board of Directors and Chief Executive Officer	May 9, 2017
Larry A. Mizel	(Principal Executive Officer)

/s/ Robert N. Martin	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	May 9, 2017
Robert N. Martin	(Principal Financial and Accounting Officer)

/s/ David D. Mandarich	President, Chief Operating Officer and a Director	May 9, 2017
David D. Mandarich

/s/ Raymond T. Baker	Director	May 9, 2017
Raymond T. Baker

/s/ Michael A. Berman	Director	May 9, 2017
Michael A. Berman

/s/ David E. Blackford	Director	May 9, 2017
David E. Blackford

/s/ Herbert T. Buchwald	Director	May 9, 2017
Herbert T. Buchwald

/s/ Paris G. Reece III	Director	May 9, 2017
Paris G. Reece III

/s/ David Siegel	Director	May 9, 2017
David Siegel

EXHIBIT INDEX

Exhibit No.	Description
4.1

Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended.(1)

4.2	Bylaws of the Company.(2)
4.3	Amendment to the Bylaws of the Company effective as of March 20, 1987.(3)
5.1	Opinion of Joseph H. Fretz, Esq.*
10.1	M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.(4)
10.2	First Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.(5)
10.3	Second Amendment to M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (6)
10.4	Third Amendment to M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (7)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Joseph H. Fretz, Esq. (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page).*

*	Filed herewith.
(1)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2006.
(2)	Incorporated herein by reference from Exhibit 3.2(b) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(3)	Incorporated herein by reference from Exhibit 3.2(a) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(4)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 29, 2011.
(5)	Incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 19, 2013.
(6)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 24, 2015.
(7)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 25, 2017.